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                                                                    Exhibit 10.6

                         THE SAVINGS BANK OF MANCHESTER
                     THREE-YEAR CHANGE IN CONTROL AGREEMENT

     This AGREEMENT is made effective as of April 24, 2000, by and among The Savings Bank of Manchester (the "Institution" or the "Bank"), a state chartered savings institution, with its principal administrative office at 923 Main Street, Manchester, CT, 06040, Michael J. Hartl ("Executive"), and Connecticut Bancshares, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, which is the holding company of the Institution.

     WHEREAS, the Institution recognizes the substantial contribution Executive can make to the Institution and wishes to protect Executive's position therewith for the period provided in this Agreement; and

     WHEREAS, Executive has agreed to serve in the employ of the Institution.

     NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.   TERM OF AGREEMENT.
     -----------------

     The period of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first year anniversary date of this Agreement, and continuing on each anniversary thereafter, the term of this Agreement may be extended by action of the Board of Directors of the Bank for an additional year such that the remaining term of this Agreement may be three (3) years, unless Executive elects not to extend the term of the Agreement by giving written notice to the Bank in accordance with Section 4 of this Agreement.

2.   CHANGE IN CONTROL.
     -----------------

     (a) Upon the occurrence of a Change in Control of the Institution or the Holding Company (as herein defined) followed at any time during the term of this Agreement by the termination of Executive's employment, other than for Cause, as defined in Section 2(c) of this Agreement, the provisions of Section 3 of this Agreement shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, material reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 35 miles from its location immediately prior to the Change in Control; provided, however, the Executive may consent in writing to any such demotion, loss, reduction or relocation. The effect of any written consent of the Executive under this Section 2 (a) shall be strictly limited to the terms specified in such written consent.

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     (b) For purposes of this Agreement, a "Change in Control" of the
Institution or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Institution or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section.303.4(a), with respect to the Institution, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Holding Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Institution or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs in which the Institution or Holding Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Institution or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company, or (E) a tender offer is made for 20% or more of the voting securities of the Stock Institution or Holding Company then outstanding.

     (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 of this Agreement upon Termination for Cause. The term "Termination for Cause" shall mean termination because of: 1) Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement which results in a material loss to the Institution or the Holding Company, or 2) Executive's conviction of a crime or act involving moral turpitude or a final judgement rendered against Executive based upon actions of Executive which involve moral turpitude. For the purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best

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interests of the Bank or its affiliates. Notwithstanding the foregoing,
Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 4 of this Agreement through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested stock awards granted to Executive under any stock benefit plan of the Institution, the Holding Company or any subsidiary or affiliate thereof vest. At the Date of Termination, such stock options and such unvested stock awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Date of Termination for Cause.

3.   TERMINATION BENEFITS.
     --------------------

     (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the involuntary termination of Executive's employment (other than for Termination for Cause) or voluntary termination within twelve (12) months of the effective date of the Change in Control following any demotion, loss of title, office or significant authority, material reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 35 miles from its location immediately prior to the Change in Control (unless Executive so consents), the Institution shall be obligated to pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to three (3) times Executive's average annual compensation for the five most recent taxable years that Executive has been employed by the Institution or such lesser number of years in the event that Executive shall have been employed by the Institution for less than five years. Such average annual compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, pension and profit sharing plan contributions or benefits (whether or not taxable), severance payments, retirement benefits, and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year. At the election of Executive which election is to be made prior to a Change in Control, such payment shall be made in a lump sum or on an annual basis in approximately equal installments over a period of thirty-six (36) months.

     (b) Upon the occurrence of a Change in Control of the Institution or the Holding Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Institution shall cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Institution or Holding Company for Executive prior to his severance, except to the extent such coverage may be changed in its application to all Institution or Holding

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Company employees on a nondiscriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months from the Date of Termination.

     (c) Notwithstanding the preceding paragraphs of this Section 3, in the event that:

          (i) the aggregate payments or benefits to be made or afforded to Executive, which are deemed to be parachute payments as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereof (the "Termination Benefits"), would be deemed to include an "excess parachute payment" under Section 280G of the Code; and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G and the Non-Triggering Amount less the product of the marginal rate of any applicable state and federal income tax and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus (i) the amount of tax required to be paid by the Executive thereon by
               Section 4999 of the Code and further minus (ii) the product of the Termination Benefits and the marginal rate of any applicable state and federal income tax,

then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits shall be determined by the Executive.

4.   NOTICE OF TERMINATION.
     ---------------------

     (a) Any purported termination by the Institution or by Executive in connection with a Change in Control shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the instance of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 4(c) of this Agreement.

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined,

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either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute in connection with a Change in Control, in the event that the Executive is terminated for reasons other than Termination for Cause, the Institution will continue to pay Executive the payments and benefits due under this Agreement in effect when the notice giving rise to the dispute was given (including, but not limited to his annual salary) until the earlier of: (1) the resolution of the dispute in accordance with this Agreement; or (2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination.

5.   SOURCE OF PAYMENTS.
     ------------------

     It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Institution. Further, the Holding Company guarantees such payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Institution are not timely paid or provided by the Institution, such amounts and benefits shall be paid or provided by the Holding Company.

6.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.
     -----------------------------------------------------

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Institution and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

     Nothing in this Agreement shall confer upon Executive the right to continue in the employ of Institution or shall impose on the Institution any obligation to employ or retain Executive in its employ for any period.

7.   NO ATTACHMENT.
     -------------

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Institution and their respective successors and assigns.

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8.   MODIFICATION AND WAIVER.
     -----------------------

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.   REQUIRED REGULATORY PROVISIONS.
     ------------------------------

     Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section.1828(k) and any rules and regulations promulgated thereunder.

10.  SEVERABILITY.
     ------------

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

11.  HEADINGS FOR REFERENCE ONLY.
     ---------------------------

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. In addition, references to the masculine shall apply equally to the feminine.

12.  GOVERNING LAW.
     -------------

     The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Connecticut.

13.  ARBITRATION.
     -----------

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Institution's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

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14.  INDEMNIFICATION.
     ---------------

     The Institution shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Connecticut law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Institution (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

15.  SUCCESSOR TO THE INSTITUTION.
     ----------------------------

     The Institution shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution, expressly and unconditionally to assume and agree to perform the Institution's obligations under this Agreement, in the same manner and to the same extent that the Institution would be required to perform if no such succession or assignment had taken place.

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                                   SIGNATURES

     IN WITNESS WHEREOF, The Savings Bank of Manchester and Connecticut Bancshares, Inc. have caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, on the 19th day of May, 2000.

ATTEST:                                      THE SAVINGS BANK OF
                                             MANCHESTER


/s/Carole L. Yungk                       By: /s/Richard Meduski
------------------------------------         -----------------------------------
                                             For the Entire Board of Directors

SEAL

ATTEST:                                      CONNECTICUT BANCSHARES, INC.
                                             (Guarantor)


/s/Carole L. Yungk                       By: /s/Richard Meduski
------------------------------------         -----------------------------------
                                             For the Entire Board of Directors

SEAL

WITNESS:                                     EXECUTIVE


/s/Carole L. Yungk                           /s/Michael J. Hartl
------------------------------------         -----------------------------------
                                             Michael J. Hartl

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